Exhibit 99.1

BMP Sunstone Reports Fourth Quarter and Full Year 2009 Financial Results

FY2009 Revenue of $146.9 Million, Adjusted EBITDA of $14.4 Million

Continued Improvement in Revenue, Operating Income and Profit Performance

PLYMOUTH MEETING, PA., March 15, 2010 (BUSINESS WIRE) – BMP Sunstone Corporation (Nasdaq: BJGP) (“BMP Sunstone” or the “Company”) today announced financial results for the fourth quarter and fiscal year ended December 31, 2009.

Fourth Quarter 2009 Financial Highlights:

•	Revenue increased to $41.5 million, from $36.6 million in the fourth quarter of 2008;

•	Gross profit increased 21% to $23.3 million, from $19.2 million in the fourth quarter of 2008;

•	Gross margin increased to 56.1% from 52.4% in the prior year period;

•	Operating income increased to $4.0 million from $1.8 million in the prior year period;

•	Adjusted EBITDA, as defined below, was $5.5 million for the quarter, up 69% on a year over year basis.

Full Year 2009 Financial Highlights:

•	Revenue increased 28% to $146.9 million, from $114.9 million in 2008;

•	Gross profit increased 29% to $74.0 million, from $57.3 million in 2008;

•	Gross margin increased to 50.4% from 49.9% on a year over year basis;

•	Operating income increased to $8.4 million from $3.7 million in the prior year period;

•	Adjusted EBITDA, as defined below, was $14.4 million for the year 2009, up 36% on a year over year basis.

David Gao, Chief Executive Officer of BMP Sunstone, stated, “We achieved a record year in 2009 and we are proud of the progress we have made across our operating segments, all of which were profitable on an operating basis by the end of the year. Revenue growth and operating income performance were particularly strong in the back part of the year. As we enter 2010, we are focused on driving greater-than-industry growth with our diverse product portfolio, established distribution in many of China’s most important healthcare markets, and leading brands in pediatrics and women’s health.”

Fourth Quarter 2009 Financial Results

Revenue in the fourth quarter of 2009 increased 13.4% to $41.5 million from $36.6 million in the fourth quarter of 2008, reflecting increased demand for the Company’s manufactured products and licensed products. The former increased by 20.7% to $25.6 million and the latter by 34.6% to $2.1 million, reflecting sales and marketing efforts of Propess, Anpo, Ferriprox and Galake compared to the prior year. Revenue from distribution was roughly flat on a year over year basis at $13.9 million, reflecting continued sales performance at Rongheng and from Wanwei’s major products.

Gross profit in the fourth quarter of 2009 increased 21.3% to $23.3 million from $19.2 million in the fourth quarter of 2008. Gross margin was 56.1% compared to 52.4% in the prior year period. Gross margin performance reflects increased sales of higher margin products from manufactured products and licensed products, which carried margins of 80.6% and 62.3% respectively.

The Company’s operating income improved significantly year over year to $4.0 million in the fourth quarter of 2009 compared to $1.8 million in the fourth quarter of 2008. Non-GAAP operating income was $5.5 million in the fourth quarter of 2009, compared to $3.5 million in the prior year period, further highlighting the significant increase in revenues contributed from acquired businesses in the year over year period.

Non-GAAP net income was $3.6 million, or $0.07 per diluted share, compared to $4.1 million, or $0.10 per diluted share, in the fourth quarter of 2008. On a GAAP basis, the Company reported net income of $2.0 million, or $0.04 per diluted share, compared to $1.4 million, or $0.03 per diluted share, in the fourth quarter of 2008. During the fourth quarter of 2008, the Company had a $1.4 million tax benefit reflecting the reduction in tax rate from 25% to 15% for 2008, 2009 and 2010, as a result of receiving hi-tech tax status.

Non-GAAP net income and earnings per share exclude stock based compensation expense, amortization related to acquisitions, amortization of debt discount and issuance cost, loss on early extinguishment of debt and gain on the embedded derivative value on convertible notes. Adjusted EBITDA is a non-GAAP measure which provides earnings before interest, taxes, depreciation and amortization and excludes loss on early extinguishment of debt and gain on the embedded derivative value on convertible notes. Please refer to the financial tables provided in this news release for a reconciliation of GAAP results to non-GAAP results for the three and twelve month periods ended December 31, 2008 and 2009.

Full Year 2009 Financial Results

Revenue in the fiscal year 2009 increased 27.9% to $146.9 million from $114.9 million in 2008, reflecting approximately $84.0 million in revenue from Sunstone, which was up 27.8% on a year over year basis. Revenue from distribution increased 27.7% to $55.8 million from $43.7 million in the year 2008. Revenue from licensed products increased 30.0% to $7.0 million from $5.4 million in 2008, reflecting sales and marketing efforts of Propess, Anpo, Ferriprox and Galake, compared to the prior year.

Gross profit increased 29.1% to $74.0 million from $57.3 million in 2008, and gross margin for the year was 50.4% compared to 49.9% in the prior year. Higher gross profit largely reflects revenue from the sales of the Company’s manufactured products, which yielded a gross margin of 77.8% in 2009.

The Company’s operating income improved significantly year over year to $8.4 million compared to $3.7 million in 2008. Operating expenses of $65.6 million reflect a 20.5% increase in sales and marketing expenses and a 28.4% increase in general and administrative expenses, commensurate with year over year growth in the business. Non-GAAP operating income reached $14.3 million in 2009 compared to $10.5 million in the prior year, further highlighting the significant increase in revenues contributed from acquired businesses in the year over year period.

Non-GAAP net income was $8.2 million, or $0.17 per diluted share, in 2009 compared to $7.2 million, or $0.18 per diluted share, in 2008. On a GAAP basis, the Company’s net loss improved to $2.0 million, a net loss of $0.05 per diluted share, from a net loss of $3.4 million, a net loss of $0.09 per diluted share, in 2008.

Balance Sheet

As of December 31, 2009, the Company had cash and cash equivalents of $21.5 million and notes receivable of $17.5 million, totaling $39.1 million. Notes receivables from customers for the settlement of trade receivable balances are guaranteed by established banks in China and have maturities of six months or less.

Financial Guidance

In 2010, revenue is anticipated to grow from $146.9 million for 2009 to $160 million - $170 million.

The Company expects adjusted EBITDA for the full year 2010 to reach $16 million - $17 million.

The Company expects non-GAAP net income for the full year 2010 to reach $9 million - $10 million.

Yanping Zhao Promoted to Chief Operating Officer

Today the Company announced Yanping Zhao has been promoted to Chief Operating Officer of BMP Sunstone. Ms. Zhao had served as the Corporate Vice President of BMP Sunstone since October 2007. Prior to joining BMP Sunstone in 2007, Ms. Zhao held various senior positions with Sino Biopharmaceutical Ltd. Ms. Zhao has successfully grown BMP China’s operations and has played a critical role helping the Company achieve operational excellence at all business units as well as in the successful transition at Sunstone.

Conference Call

The Company will hold a conference call at 5:00 pm ET on March 15, 2010 to discuss its results. Listeners may access the call by dialing 1-888-679-8035 or 1-617-213-4848 for international callers, access code: 60008597. Preregistration and a webcast will be available through the Company’s website at www.bmpsunstone.com. A replay of the call will be accessible through March 22, 2010 by dialing 1-888-286-8010 or 1-617-801-6888 for international callers, access code: 50833260.

About BMP Sunstone Corporation

BMP Sunstone Corporation (“BMP Sunstone” or the “Company”) is a specialty pharmaceutical company that is building a proprietary portfolio of branded pharmaceutical and healthcare products in China. Through Sunstone Pharmaceutical Co. Ltd., the Company manufactures leading pediatric and women’s health products, including two of China’s most recognized brands, “Hao Wawa” and “Confort,” sold throughout the country in approximately 120,000 pharmacies. The Company also markets a portfolio of products under exclusive multi-year licenses into China, primarily focused on women’s health and pediatrics, as well as provides pharmaceutical distribution services through subsidiaries in Beijing and Shanghai. BMP Sunstone’s main office is in Beijing, with a U.S. office in Plymouth Meeting, PA. For more information, please visit www.bmpsunstone.com.

Safe Harbor Statement

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts, including but not limited to statements about the Company’s strategic and market penetration strategies and the potential effects of the listing of the Company’s products on China’s National (Medical) Insurance Catalog. These statements are subject to uncertainties and risks including, but not limited to, operating performance, general financial, economic, and political conditions affecting the biotechnology and pharmaceutical industries and the Chinese pharmaceutical market, the ability to timely manufacture and distribute the Company’s products and other risks contained in reports filed by the Company with the Securities and Exchange Commission. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

CONTACT

Integrated Corporate Relations, Inc.

(Investor Relations)

Ashley M. Ammon 646-277-1227

or Christine Duan 203-682-8200

BMP Sunstone Corporation and Subsidiaries

Condensed Consolidated Statements of Operation

($ amounts, except per share amounts in thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2009	2008	2009	2008
Revenues:
Third parties	$41,416	$35,267	$142,417	$108,246
Related parties	81	1,370	4,451	6,621

Total Revenues	41,497	36,637	146,868	114,867
Cost of Goods Sold	18,216	17,437	72,859	57,557

Gross Profit	23,281	19,200	74,009	57,310

Sales and Marketing Expenses	14,156	13,415	47,778	39,666
General and Administration Expenses	5,089	4,012	17,844	13,898

Total Operating Expenses	19,245	17,427	65,622	53,564

Profit From Operations	4,036	1,773	8,387	3,746

Other Income (Expense):
Interest Income	65	2	225	70
Interest Expense	(1,061)	(1,531)	(4,430)	(6,301)
Debt Issuance Cost Amortization	(120)	(210)	(446)	(840)
Equity Method Investment Income	(164)	—	25	675
Loss on Early Extinguishment of Debt	—	—	(4,573)	—
Gain (Loss) on Derivatives	—	—	1,204	—

Total Other Income (Expense)	(1,280)	(1,739)	(7,995)	(6,396)

Profit (Loss) Before Provision For Income Taxes	2,756	34	392	(2,650)
Provision For Income Taxes	809	(1,406)	2,392	792

Net Profit (Loss) Attributable to BMP Sunstone Corporation	$1,947	$1,440	$(2,000)	$(3,442)
Less: Net Loss Attributable to the Noncontrolling Interest	61	—	96	—

Net Profit (Loss) Attributable to BMP Sunstone Corporation	$2,008	$1,440	$(1,904)	$(3,442)

Basic Profit (Loss) Per Share	$0.05	$0.04	$(0.05)	$(0.09)

Fully-Diluted Profit (Loss) Per Share	$0.04	$0.03	$(0.05)	$(0.09)

Basic Weighted-average Shares Outstanding	41,716	40,185	41,398	38,617

Fully Diluted Weighted-average Shares Outstanding	50,676	41,408	48,633	39,841

BMP Sunstone Corporation and Subsidiaries

Condensed Consolidated Statements of Operation

($ amounts, except per share amounts in thousands)

Non GAAP

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2009	2008	2009	2008
Revenues:
Third parties	$41,416	$35,267	$142,418	$108,246
Related parties	81	1,370	4,451	6,621

Total Revenues	41,497	36,637	146,869	114,867
Cost of Goods Sold	18,101	17,308	72,400	56,543

Gross Profit	23,396	19,329	74,469	58,324

Sales and Marketing Expenses	13,409	12,532	44,799	36,607
General and Administration Expenses	4,470	3,342	15,360	11,194

Total Operating Expenses	17,879	15,874	60,159	47,801

Profit From Operations	5,517	3,455	14,310	10,523

Other Income (Expense):
Interest Income	21	2	100	70
Interest Expense	(1,069)	(765)	(3,988)	(3,234)
Debt Issuance Cost Amortization	—	—	—	—
Equity Method Investment Income	(164)	—	25	675
Loss on Early Extinguishment of Debt	—	—	—	—
Gain on Derivatives	—	—	—	—

Total Other Income (Expense)	(1,212)	(763)	(3,863)	(2,489)

Profit Before Provision For Income Taxes	4,305	2,692	10,447	8,034
Provision For Income Taxes	809	(1,406)	2,392	792

Net Profit	$3,496	$4,098	$8,055	$7,242
Less: Net Loss Attributable to the Noncontrolling Interest	61	—	96	—

Net Profit Attributable to BMP Sunstone Corporation	3,557	4,098	8,151	7,242

Basic Profit Per Share	$0.08	$0.10	$0.20	$0.19
Fully Diluted Profit Per Share	$0.07	$0.10	$0.17	$0.18

Basic Weighted-average Shares Outstanding	41,559	40,185	41,398	38,617
Fully Diluted Weighted-average Shares Outstanding	50,676	41,408	48,863	39,841

BMP Sunstone Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

($ amounts in thousands)

	December 31, 2009	December 31, 2008
Assets
Current Assets:
Cash and Cash Equivalents	$21,544	$15,740
Restricted Cash	1,125	1,150
Notes Receivable	17,541	15,797
Accounts Receivable, net of allowance for doubtful accounts of $481 and $127	37,752	30,897
Inventory, net of allowance for obsolescence of $98 and $0	9,811	10,184
Due from Related Party	—	1,834
Receivable from Alliance Unichem	7,550	—
Other Receivables	3,648	2,168
VAT Receivable	1,093	921
Prepaid Expenses and Other Current Assets	6,322	6,247

Total Current Assets	106,386	84,938
Property and Equipment, net	30,967	22,840
Investment in Alliance BMP Limited	—	15,093
Investment in Shengda	2,950	—
Investments, at Cost	146	146
Goodwill	70,033	69,866
Other Assets	405	875
Land Use Rights, net of accumulated amortization	2,860	2,002
Intangible Assets, net of accumulated amortization	38,508	41,891

Total Assets	$252,255	$237,651

Liabilities and Equity
Current Liabilities:
Notes Payable and Bank Borrowings, net of debt discounts	$6,406	$33,591
Accounts Payable	24,465	27,482
Due to Related Parties	1,437	4,361
Deferred Revenues	208	128
Accrued Expenses	18,478	14,601

Total Current Liabilities	50,994	80,163

Long-Term Debt, including debt premium	36,749	—
Deferred Taxes	9,097	9,856

Total Liabilities	96,840	90,019

Commitment and Contingencies	—	—
Equity:
Common Stock, $.001 Par Value; 75,000,000 and 50,000,000 Shares; 41,931,987 and 40,246,410 Shares Issued and Outstanding as of December 31, 2009 and December 31, 2008, respectively	42	40
Additional Paid in Capital	168,772	160,864
Common Stock Warrants	8,621	9,049
Accumulated Deficit	(32,946)	(31,042)
Accumulated Other Comprehensive Income	9,486	8,721

Total BMP Sunstone Corporation Stockholders’ Equity	153,975	147,632
Noncontrolling Interest	1,440	—

Total Liabilities and Equity	$252,255	$237,651

BMP Sunstone Corporation and Subsidiaries

Non GAAP Reconciliations

($ amounts, except per share in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
GAAP Gross Profit	$23,281	19,200	$74,009	$57,310
Amortization Related to Acquisition	115	129	460	1,014

Non GAAP Gross Profit	$23,396	$19,329	$74,469	$58,324

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
GAAP Operating Income	$4,036	$1,773	$8,387	$3,746
Stock Based Compensation	596	622	2,380	2,438
Amortization Related to Acquisitions	885	1,060	3,543	4,339

Non GAAP Operating Income	$5,517	$3,455	$14,310	$10,523

	Three Months Ended December 31,		Year Ended December 31,
(all amounts in $000)	2009	2008	2009	2008
GAAP Net Income (Loss)	$2,008	$1,440	$(1,904)	$(3,442)
GAAP EPS	$0.05	$0.03	$(0.05)	$(0.09)

Stock Based Compensation	596	622	2,380	2,438
Debt Discount and Premium Amortization and Issuance Cost	68	976	763	3,907
Amortization Related to Acquisitions	885	1,060	3,543	4,339
Loss on Early Extinguishment of Debt	—	—	4,573	—
Gain (Loss) on Derivatives	—	—	(1,204)	—

Non GAAP Net Income	$3,557	$4,098	$8,151	$7,242

Non GAAP EPS	$0.09	$0.10	$0.17	$0.18

BMP Sunstone Corporation and Subsidiaries

Adjusted EBITDA Reconciliation

($ amounts in thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,
(all amounts in $000)	2009	2008	2009	2008
Net Income (Loss)	$2,008	$1,440	$(1,904)	$(3,442)
Net Loss Reconciliation to Adjusted EBITDA:
Interest expense, net	996	763	3,837	3,164
Income taxes	809	(1,406)	2,392	792
Depreciation	692	418	2,437	1,842
Amortization of intangibles and fair value of inventory increase	885	1,042	3,543	4,339
Loss on Early Extinguishment of Debt	—	—	4,573	—
Gain (Loss) on derivatives	—	—	(1,204)	—
Amortization of debt discount and premium and debt issuance costs	68	976	763	3,907

ADJUSTED EBITDA	$5,458	$3,233	$14,437	$10,602